UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2006

FULL HOUSE RESORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32583	13-3391527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road,, Suite 190

Las Vegas, Nevada 89147

(Address of principal executive office)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 29, 2006, Full House Resorts, Inc. entered into an agreement with one of our directors, William P. McComas, who is the holder of 350,000 of the 700,000 outstanding shares of our Series 1992-1 Preferred Stock, to pay the accrued and unpaid dividends on the preferred stock held by him from the proceeds of our proposed public offering in exchange for his agreement to convert each outstanding share of preferred stock held by him into one share of our common stock par value $0.0001 per share, and to not sell or otherwise transfer any of his shares of our common stock at any time prior to the 90th day following the closing of the offering. This agreement expires on October 31, 2006.

Item 8.01.	Other Events

On October 3, 2006, Full House Resorts, Inc. issued a press release announcing that the Nottawaseppi Huron Band of Potawatomi Indians and the United States Department of Justice on behalf of the Bureau of Indian Affairs have entered into a settlement agreement with Citizens Exposing Truth About Casinos (CETAC) to settle long-standing litigation which has stalled the Tribe’s casino gaming project near Battle Creek, Michigan. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by the Company on October 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.

Date: October 4, 2006	By:	/s/ Barth Aaron
Name: Barth F. Aaron
Title: Secretary/ General Counsel